Exhibit 10.3

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is entered into as of March 27, 2020 (the “Effective Date”), by and between Aware, Inc., a Massachusetts corporation with its principal offices located at 40 Middlesex Turnpike, Bedford, Massachusetts 01730 (together with its successors and assigns, the "Company"), and Robert A Eckel (the "Executive").

WHEREAS, the Company and the Executive entered into an Employment Agreement dated as of September 17, 2019 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1.       Definitions. Capitalized terms used herein but not defined herein shall be given the respective meanings given to such terms in the Employment Agreement.

2.       Change of Control Payment. The Company and the Executive agree to delete Section 5.1 (a)(ii) of the Employment Agreement in its entirety and replace it with the following language:

“(ii) notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, all time-based stock options and other time-based stock-based awards (including, without limitation, the 80,000 Share Award) held by the Executive as of the occurrence of such Change of Control shall immediately accelerate and become fully exercisable or nonforfeitable as of the Date of Termination;”

3.	General Terms.

3.1       Entire Agreement. This Amendment and the Employment Agreement and the documents referred to herein and therein constitute the entire agreement and understanding between the Company and the Executive, and supersede all prior negotiations, agreements, arrangements, and understandings, both written or oral, between the Company and the Executive with respect to the subject matter of this Amendment and the Employment Agreement.

3.2	Waiver or Amendment.

(a)       The waiver by either party of a breach or violation of any term or provision of this Amendment by the other party shall not operate or be construed as a waiver of any subsequent breach or violation of any provision of this Amendment or of any other right or remedy.

(b)       No provision in this Amendment may be amended unless such amendment is set forth in a writing that specifically refers to this Amendment and is signed by the Executive and the Company.

3.3       Counterparts. This Amendment may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to be one and the same instrument.

3.4       Authority to Execute. The undersigned representative of the Company represents and warrants that he has full power and authority to enter into this Amendment on behalf of the Company, and that the execution, delivery and performance of this Amendment have been authorized by the Board. Upon the Executive's acceptance of this Amendment by signing and returning it to the Company, this Amendment will become binding upon the Executive and the Company.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

EXECUTIVE	AWARE, INC.
__________________________ Robert A. Eckel	By: _________________________

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